Exhibit 23.1
CONSENT OF INDEPENDENT ACCOUNTANTS
     We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-162222, No. 333-153672, No. 333-140066 and No. 333-126743) and Form S-3 (No. 333-162221) of Diamond Foods, Inc. (“Diamond”) of our report dated 27 February 2010 relating to the financial statements of Lion/Stove Luxembourg Investment 2 S.à.r.l., which appears in the Current Report on Form 8-K/A of Diamond dated 13 April 2010.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP Norwich, United Kingdom
13 April 2010